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                                                                   Exhibit (e.1)

                                                                          3/1/00
                            DISTRIBUTION AGREEMENT

                                 iShares Trust
                      c/o Investors' Bank & Trust Company
                             200 Clarendon Street
                          Boston, Massachusetts 02111



                               __________ , 2000


SEI Investments Distribution Company
One Freedom Valley Drive
Oaks, Pennsylvania 19456
Dear Sirs:

     This is to confirm that, in consideration of the agreements hereinafter contained, the above-named investment company (the "Fund") has agreed that you shall be, for the period of this agreement, the distributor of shares of each Index Series of the Fund set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, an "Index Series"). For purposes of this agreement the term "Shares" shall mean the authorized shares of the relevant Index Series.

  1.   Services as Distributor
       -----------------------

  1.1 You will act as the sole agent of the Fund for the distribution of Shares in Creation Units (as defined herein) covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the "1933 Act") and will transmit promptly any orders received by you for purchase or redemption of Shares in Creation Units to the Transfer Agent for the Fund of which the Fund has notified you in writing. You shall deliver or cause the delivery of a prospectus to persons purchasing Shares in Creation Units and shall maintain records of both orders placed with you and confirmations of acceptance furnished by you. You represent and warrant that you are a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. You agree to comply with all of the applicable terms and provisions of the 1934 Act.

  1.2 You agree to use your best efforts to perform the services contemplated herein on a continuous basis. It is contemplated that you may enter into "Authorized Participant Agreements" with broker-dealers who agree to solicit orders for Shares. In addition, you may enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. In entering into sales or servicing agreements, you will act only on your own behalf as principal.

  1.3 You shall act as distributor of Shares in Creation Units in compliance in all material respects with all applicable laws, rules and regulations, including, without limitations, all rules
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and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, (the "1940 Act") by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended (the "1934 Act").

  1.4 Whenever the parties hereto, in their collective judgment, mutually agree that such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by them to render sales of a Fund's Shares in Creation Units not in the best interest of the Fund, the parties hereto may agree to decline to accept any orders for, or make any sales of, any Shares in Creation Units until such time as the parties deem it advisable to accept such orders and to make such sales.

  1.5 The Fund agrees to pay all appropriate costs and expenses, including but not limited to, all expenses in connection with the registration of Shares under the 1933 Act and all expenses in connection with maintaining facilities for the issue and transfer of Shares in Creation Units and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Fund shall not pay any of the costs of advertising or promotion for the sale of Shares, except as such payments may be made pursuant to Rule 12b-1 of the 1940 Act.

  1.6 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of Shares for sale in Creation Units in such states as you may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares in Creation Units as contemplated in this agreement.

  1.7 The Fund shall furnish you from time to time, for use in connection with the sale of Shares in Creation Units, such information with respect to the Fund or any relevant Index Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct. The Fund also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) quarterly earnings statements prepared by the Fund, (c) a monthly itemized list of the securities in the Fund's or, if applicable, each Index Series' portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Fund's financial condition as you may reasonably request.

  1.8 The Fund represents to you that all registration statements and prospectuses filed by the Fund with the Securities and Exchange Commission under the 1933 Act, and under the 1940 Act, with respect to the Shares have been prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund
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represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund will give you reasonable notice in advance of its filing of any amendment to any registration statement or supplement to any prospectus; provided, however, that nothing contained in this agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

  1.9 The Fund authorizes you and any dealers with whom you have entered into sales and investor services agreements to use any prospectus in the form most recently furnished by the Fund in connection with the sale of Shares in Creation Units. The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling persons, may incur under the 1933 Act, the 1940 Act or common law or otherwise, (a) arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any registration statement or any prospectus or any statement of additional information, or (b) arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of them not misleading, (c) arising out of breach of any obligation, representation or warranty pursuant to this Agreement by the Fund, or (d) the Fund's failure to comply with applicable securities laws, except that the Fund's agreement to indemnify you, your officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any registration statement, any prospectus or any statement of additional information in reliance upon information furnished by you, your officers, directors or any such controlling person to the Fund or its representatives for use in the preparation thereof, and except that the Fund's agreement to indemnify you and the Fund's representations and warranties set out in paragraph 1.8 of this Agreement will not be deemed to cover any liability to the Funds or their shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this Agreement ("Disqualifying Conduct"). The Fund's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Fund at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund
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may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph
1.9. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by you. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by you or them. The Fund's indemnification agreement contained in this paragraph 1.9 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons or other affiliates, and their successors. The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

  1.10 You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the 1933 Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, (a) shall arise out of or be based upon any information, statements or representations made or provided by you in any sales literature or advertisements, or any Disqualifying Conduct by you in connection with the offering and sale of any Shares, (b) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading, (c) arising out of your breach of any obligation, representation or warranty pursuant to this Agreement, or (d) your failure to comply in any material respect with applicable securities laws. Your agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to you at your address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Fund, its officers or Board members, or to such controlling person by reason of any such
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untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph. You will be entitled to assume the defense of such action, but, in such case, such defense shall be conducted by counsel of good standing chosen by you and approved by an executive officer of the Fund, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event Fund, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors. You agree promptly to notify the Fund of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

  1.11 No Shares shall be offered by either you or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of said Act is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have any application to or bearing upon the Fund's obligation to redeem or repurchase any Shares from any shareholder in accordance with the provisions of the Fund's prospectus or charter documents.

  1.12. The Fund agrees to advise you immediately in writing of the occurrence of any of the following events, as soon as any such event comes to the attention of the Fund:

        (a) any request by the Securities and Exchange Commission for material amendments to the registration statement or prospectus then in effect or for additional information;
        (b) the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;
        (c) the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and
        (d) all material actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

  2.    Offering Creation Units
        -----------------------

        Shares in Creation Units of each Index Series will be offered for sale by you at a price per Creation Unit in the manner set forth in the then-current prospectus, based on a net asset value determined in accordance with the Fund's prospectus and charter documents. Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Fund's then-current prospectus.

        You will accept as compensation for the performance of your obligations hereunder such compensation, if any, as may be provided for in any plan of distribution adopted by the Fund with respect to the Fund or any Index Series pursuant to Rule 12b-1 under the 1940 Act; or (b) the Service Standards Agreements, made as of March 24, 2000, by and among you, Barclays Global Fund Advisors and Barclays Global Investors, N.A.
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  3.   Term
       ----

       This Agreement shall become effective with respect to each Index Series of the Fund as of the date hereof and will continue for an initial two-year term and is renewable annually thereafter so long as such continuance is specifically approved (i) by the Fund's Board on behalf of each Index Series or (ii) by a vote of a majority (as defined in the 1940 Act) of the Shares of the Fund or the relevant Index Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement may be terminated in respect of an Index Series at any time, without the payment of any penalty, (i) by vote of a majority of the Directors who are not interested persons of the Fund (as defined under the 1940 Act) or (ii) by vote of a majority (as defined under the 1940
Act) of the outstanding voting securities of the relevant Index Series, on at least 60 days' written notice to you. This agreement may also be terminated at any time by you, without the payment of any penalty, upon 60 days' notice by you and will terminate automatically in the event of its assignment (as defined under the 1940 Act).

  4.   Miscellaneous
       -------------

  4.1 The Fund recognizes that your directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with such other corporations and trusts.

  4.2 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

  4.3 This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

  4.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

                              Very truly yours,
                              iSHARES TRUST

                              By: /s/ Nathan Most
                                 _____________________

Accepted:
SEI INVESTMENTS DISTRIBUTION COMPANY

By: ______________________
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                                   EXHIBIT A
                       INDEX SERIES OF THE iSHARES TRUST
                             iShares S&P 500 Fund
                             iShares S&P 100 Fund
                       iShares S&P 500/BARRA Growth Fund
                       iShares S&P 500/BARRA Value Fund
                          iShares S&P MidCap 400 Fund
                   iShares S&P MidCap 400/BARRA Growth Fund
                    iShares S&P MidCap 400/BARRA Value Fund
                         iShares S&P SmallCap 600 Fund
                iShares S&P SmallCap 600 Fund/BARRA Growth Fund
                iShares S&P SmallCap 600 Fund/BARRA Value Fund
                          iShares S&P Euro Plus Fund
                            iShares S&P/TSE 60 Fund
                      iShares Dow Jones Total Market Fund
              iShares Dow Jones U.S. Basic Materials Sector Fund
            iShares Dow Jones U.S. Consumer Cyclicals Sectors Fund
           iShares Dow Jones U.S. Consumer Non-Cyclicals Sector Fund
                   iShares Dow Jones U.S. Energy Sector Fund
                 iShares Dow Jones U.S. Financial Sector Fund
                 iShares Dow Jones U.S. Healthcare Sector Fund
                iShares Dow Jones U.S. Industrials Sector Fund
                 iShares Dow Jones U.S. Technology Sector Fund
             iShares Dow Jones U.S. Telecommunications Sector Fund
                 iShares Dow Jones U.S. Utilities Sector Fund
                     iShares Dow Jones U.S. Chemicals Fund
                iShares Dow Jones U.S. Financial Services Fund
                        iShares Dow Jones Internet Fund
                    iShares Dow Jones U.S. Real Estate Fund
                           iShares Russell 3000 Fund
                       iShares Russell 3000 Growth Fund
                        iShares Russell 3000 Value Fund
                           iShares Russell 2000 Fund
                       iShares Russell 2000 Growth Fund
                        iShares Russell 2000 Value Fund
                           iShares Russell 1000 Fund
                       iShares Russell 1000 Growth Fund
                        iShares Russell 1000 Value Fund